EXHIBIT 21

                               CONCORD EFS, INC.

                            LISTING OF SUBSIDIARIES



                                        Jurisdiction of
         Company                         Organization           Ownership
 -----------------------------   ----------------------------   ---------

 EFS National Bank                   National Bank Charter         100%
 EFS Federal Savings Bank        Federal Savings Bank Charter      100%
 Concord Computing Corp.                   Delaware                100%
 Concord Retail Services, Inc.             Delaware                100%
 Concord Equipment Sales                   Tennessee               100%
 Pay Systems of America, Inc.              Tennessee               100%
 Digital Merchant Systems of
   Illinois, Inc.                          Illinois                100%
 American Bankcard Int'l.                  Illinois                100%
 Electronic Payment Systems                Delaware                100%
 Buypass, Inc.                             Georgia                 100%
 MAC Corporation                           Delaware                100%